Exhibit 28(h)(2)(A)

AMENDMENT #1

to the

PARTICIPATION AGREEMENT DATED MAY 1, 2014

AMONG

SECURIAN FUNDS TRUST,

ADVANTUS CAPITAL MANAGEMENT, INC.

AND

MINNESOTA LIFE INSURANCE COMPANY

WHEREAS, Securian Funds Trust, Advantus Capital Management, Inc. and Minnesota Life Insurance Company are parties to the Participation Agreement dated May 1, 2014 (the “Agreement”); and

WHEREAS, Schedule A to the Agreement lists the Separate Accounts of Minnesota Life Insurance Company covered by the Agreement; and

WHEREAS, Schedule B lists the Funds of the Trust and the shares classes available under the Agreement; and

WHEREAS, the parties desire to amend Schedules A and B to the Agreement as described herein.

THE PARTIES HEREBY AGREE, that Schedules A and B to the Agreement are hereby replaced by the amended Schedules A and B, respectively, attached hereto, effective July 1, 2015.

Agreed this 1st day of July, 2015

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

Minnesota Life Insurance Company By its authorized officer		Securian Funds Trust By its authorized officer

By:	/s/ Christopher M. Hilger	By:	/s/ David M. Kuplic
Name:	Christopher M. Hilger	Name:	David M. Kuplic
Title:	President and Chief Executive Officer	Title:	President

Advantus Capital Management, Inc. By its authorized officer

By:	/s/ Christopher R. Sebald
Name:	Christopher R. Sebald
Title:	President

SCHEDULE A

as amended effective July 1, 2015

Separate Accounts of Minnesota Life Insurance Company

Registered Variable Annuity Separate Accounts

•	Variable Annuity Account

•	Variable Fund D

Registered Variable Life Separate Accounts

•	Minnesota Life Variable Life Account (VAL Products)

•	Minnesota Life Variable Universal Account (VGUL Products)

•	Minnesota Life Individual Variable Universal Life Account (VUL Products)

Unregistered Group Variable Life Separate Accounts

•	Minnesota Mutual Group Variable Universal Life Account (Anderson VEBA Private Placement)

•	Variable Universal Life Account II (Norwest VEBA Private Placement)

Unregistered Group Variable Annuity Separate Accounts

•	Separate Account 04C (Pension – SFT Advantus Managed Volatility)

A-1

SCHEDULE B

as amended effective July 1, 2015

Funds of the Trust and Classes Available

Fund	Class	Investment Adviser	Investment Sub-Adviser
SFT Advantus Bond Fund	1 and 2	Advantus Capital Management, Inc.

SFT Advantus Money Market Fund		Advantus Capital Management, Inc.

SFT Advantus Mortgage Securities Fund	1 and 2	Advantus Capital Management, Inc.

SFT Advantus Index 500 Fund	1 and 2	Advantus Capital Management, Inc.

SFT Advantus International Bond Fund	1 and 2	Advantus Capital Management, Inc.	Franklin Advisers, Inc.

SFT Advantus Index 400 Mid-Cap Fund	1 and 2	Advantus Capital Management, Inc.

SFT Advantus Real Estate Securities Fund	1 and 2	Advantus Capital Management, Inc.

SFT Advantus Managed Volatility Fund		Advantus Capital Management, Inc.

SFT Ivy Growth Fund		Advantus Capital Management, Inc.	Waddell & Reed Investment Management Company

SFT Ivy Small Cap Growth Fund		Advantus Capital Management, Inc.	Waddell & Reed Investment Management Company

SFT Pyramis Core Equity Fund	1 and 2	Advantus Capital Management, Inc.	Pyramis Global Advisors, LLC

SFT T. Rowe Price Value Fund		Advantus Capital Management, Inc.	T. Rowe Price Associates, Inc.

SFT Advantus Managed Volatility Equity Fund		Advantus Capital Management, Inc.

B-1